UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2007

The Smith & Wollensky Restaurant Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16505	58-2350980
(State or Other	(Commission File Number)	(I.R.S. Employer
Jurisdiction of		Identification No.)
Incorporation)

880 Third Avenue New York, NY		10022 (Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 838-2061

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-l2 under the Exchange Act (17 CFR 240. l4a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.l4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.l3e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amended and Restated Merger Agreement

Parties to the Amended and Restated Merger Agreement; The Merger

On May 6, 2007, Project Grill, LLC, a Delaware limited liability company (“Parent”), SWRG ACQUISITION SUB, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and The Smith & Wollensky Restaurant Group, Inc., a Delaware corporation (the “Company”), entered into an amended and restated agreement and plan of merger (the “Merger Agreement”).  Under the terms of the Merger Agreement and subject to satisfaction or waiver of the conditions therein, Merger Sub will merge with and into the Company, with the Company surviving (the “Merger”). As a result of the Merger, the Company will become a wholly-owned subsidiary of Parent (the “Surviving Corporation”).

The Original Merger Agreement; Release of Patina Restaurant Group, LLC and SWRG

HOLDINGS, Inc.

The Merger Agreement amended and restated the agreement and plan of merger by and among Patina Restaurant Group, LLC (“Patina”), SWRG HOLDINGS, Inc., (“First Merger Sub”) and the Company entered into as of February 26, 2007 (the “Original Agreement”).  Patina has assigned its rights and obligations under the Original Agreement to Parent and First Merger Sub has assigned its rights and obligations under the Original Agreement to Merger Sub, in each case, with the written consent of the Company (the “Assignment”).  Under the terms of the Merger Agreement, the Original Agreement is of no further force or effect, and Patina and First Merger Sub are released from any liability under the Original Agreement and are not parties to the Merger Agreement.

Merger Consideration

At the effective time of the Merger, each share of the Company’s common stock, par value $0.01 per share (the “Common Stock”),  issued and outstanding immediately prior to the effective time of the Merger (other than any shares owned by stockholders who are entitled to and who properly exercise appraisal rights under Delaware law) shall be canceled and converted into the right to receive from the Surviving Corporation $11.00 in cash (increased from $9.25 under the terms of the Original Agreement).

Special Committee Recommendation; Board Approval

The board of directors of the Company (the “Board”) approved the Merger Agreement following the unanimous recommendation of a committee of the Board comprised entirely of independent directors (the “Special Committee”).

Conditions; Required Vote of Stockholders

The consummation of the Merger is conditioned upon, among other things, the adoption of the Merger Agreement by the stockholders of the Company, regulatory approvals and other customary closing conditions.

Pursuant to Delaware General Corporation Law and the Company’s charter, the Merger must be approved by the holders of a majority of the shares of the outstanding Common Stock.  In addition, pursuant to the Merger Agreement, the Merger must be approved by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present or voting by proxy at the stockholder meeting relating to the Merger (not including any shares of Common Stock beneficially owned by Mr. Alan N. Stillman).  See “Stillman Agreement” and “Voting Agreement” below.

Representations, Warranties and Covenants

The Company, Parent and Merger Sub have made customary representations, warranties and covenants in the Merger Agreement.  Among other things, the Company may not solicit competing proposals or, subject to exceptions that permit the Special Committee or the Board to comply with their fiduciary duties, participate in any discussions or negotiations regarding alternative proposals.  Parent and Merger Sub’s representations include representations with respect to the adequacy of their financing and the solvency of the Surviving Corporation as of the effective time of the Merger and immediately after the consummation of the transactions contemplated by the Merger Agreement.

Termination Provisions; Termination Fees

The Merger Agreement may be terminated under certain circumstances, including if the Special Committee or the Board has determined that it intends to enter into a transaction with respect to a superior proposal and the Company otherwise complies with certain terms of the Merger Agreement. Upon the termination of the Merger Agreement, under specified circumstances, the Company will be required to reimburse Parent for its transaction expenses up to $600,000, and, under specified circumstances, the Company will be required to pay Parent a termination fee of $3,900,000.  In addition, Parent will be required to pay a termination fee of $4,500,000 (the “Parent Termination Fee”) if the Company terminates the Merger Agreement under specified circumstances.

The description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The Merger Agreement has been attached as an exhibit to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or Parent.  In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in disclosure schedules provided by the Company to Parent in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger

Agreement.  Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company and the Parent, rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about the Company, Parent or Merger Sub.

Limited Guarantees of Parent Termination Fee

Concurrently with the execution of the Merger Agreement, and as a condition to the willingness of the Company to consent to the Assignment and to amend and restate the Original Agreement in accordance with the terms of the Merger Agreement, Bunker Hill Capital, L.P. and Bunker Hill Capital (QP), L.P. (collectively, “Bunker Hill”), and each of Mr. Fortunato N. Valenti, Mr. Joachim Splichal, and Mr. Alan N. Stillman, have executed and delivered to SWRG a limited guarantee pursuant to which each of Bunker Hill and Messrs. Valenti, Splichal and Stillman is guarantying a portion of the obligation of Parent to pay the Parent Termination Fee. Collectively, the guarantors are guaranteeing the entire Parent Termination Fee.

Assignment and Assumption Agreement

Assignment of Rights

On May 6, 2006, Patina, First Merger Sub, Parent and Merger Sub entered into an assignment and assumption agreement (the “Assignment Agreement”).  Pursuant to the Assignment Agreement, Patina assigned to Parent and First Merger Sub assigned to Merger Sub, all of their right, title and interest in, to and under:

•                  the Original Agreement;

•                  a certain letter agreement, dated February 26, 2007, between Patina and Alan N. Stillman (the “Original Stillman Agreement”) as described below under “The Stillman Agreement”;

•                  the Voting Agreement (as defined below); and

•                  a certain letter agreement, dated February 26, 2007, between Patina and St. James Associates, L.P. (the “Original Letter Agreement”) as discussed below under “Amendment to License Agreement.”

The Original Agreement, the Original Stillman Agreement, the Voting Agreement and the Original Letter Agreement are collectively referred to herein as the “Original Transaction Documents.”

Assumption of Obligations

Pursuant to the Assignment Agreement, Parent assumed and agreed to perform all obligations and duties of Patina under the Original Transaction Documents and Merger Sub agreed to perform all obligations and duties of First Merger Sub under the Original Transaction Documents.

Termination of Patina Liability

Under the terms of the Assignment Agreement, Parent agreed that, without the prior written consent of Patina, Parent would not amend the Original Agreement to increase the merger consideration payable or to otherwise adversely affect the interests of Patina under the Original Agreement, unless such an amendment to the Original Agreement expressly released Patina from any and all liability under the Original Agreement.  As noted above, the merger consideration has been increased from $9.25 per share to $11.00 per share and the Merger Agreement expressly releases Patina and First Merger Sub from any liability under the Original Agreement.

The foregoing is a summary of the Assignment Agreement and is qualified in its entirety by the Assignment Agreement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Stillman Agreement

As an inducement for Parent to enter into the Merger Agreement, Parent and Alan N. Stillman, the Company’s Chairman and Chief Executive Officer, are, by virtue of the Assignment Agreement, parties to an agreement dated February 26, 2007, as amended by a letter agreement dated April 27, 2007 and two letter agreements dated May 6, 2007 (collectively, the “Stillman Agreement”).  Pursuant to the Stillman Agreement, immediately after the closing of the Merger, Mr. Stillman or his designees (the “Stillman Group”) will acquire certain assets from the Company consisting of real property owned by the Company in New Orleans, the leases relating to two New York City restaurants (Quality Meats and Park Avenue Cafe), the management agreements relating to three New York City restaurants (Smith & Wollensky, Maloney & Porcelli and Post House), the lease of the Company’s headquarters in New York, the New York warehouse and the New Jersey wine storage agreement and all assets relating to the foregoing.

In consideration for such purchase, the Stillman Group will pay $6,850,000 in cash and/or Common Stock valued at $11.00 per share, plus assume certain liabilities and contingent obligations of the Company, including the following:

•                  any sales, real property transfer or income taxes relating to the acquisition;

•                  mortgages on properties in New Orleans and Miami, as well as additional debt relating to the Smith & Wollensky restaurant in Miami, aggregating approximately $3.0 million;

•                  approximately $700,000 of capital lease obligations;

•                  all expenses of the Company relating to the Merger, including legal, accounting, proxy fees, severance, change of control and other payments to employees of the Company estimated to exceed an aggregate of $4 million;

•                  contingent obligations under various lawsuits (in amounts which cannot presently be determined);

•                  certain capital improvements and other costs relating to the Smith & Wollensky restaurant in Las Vegas and to the Company generally; and

•                  and all known and unknown obligations or liabilities relating to the assets to be acquired.

The foregoing is a summary of the Stillman Agreement and is qualified in its entirety by the Stillman Agreement, which is filed as Exhibits 99.2 through 99.5 to this Current Report on Form 8-K and incorporated herein by reference.

Voting Agreement

On February 26, 2007, in connection with the Original Agreement, Alan N. Stillman, Stillman’s First, Inc., La Cite, Inc., White & Witkowksy, Inc., Thursdays Supper Pub, Inc., Alan N. Stillman Grantor Retained Annuity Trust and Donna Stillman Trust (collectively, the “Stockholders”) entered into a voting agreement with Patina (the “Voting Agreement”) pursuant to which the Stockholders agreed to vote all their shares of Common Stock in favor of the Merger and against any action or agreement that would result in a breach by the Company under the Merger Agreement or would impede or interfere with the Merger.  The Voting Agreement will terminate upon termination of the Merger Agreement in accordance with its terms.  Pursuant to the Assignment Agreement, Parent assumed the rights and obligations of Patina and Merger Sub assumed the rights and obligations of First Merger Sub under the Voting Agreement, which assignments the Stockholders consented to by an agreement dated April 25, 2007 (the “Consent to Assignment Agreement”).  The foregoing summaries of the Voting Agreement and the Consent to Assignment Agreement are qualified in their entirety by the Voting Agreement and the Consent to Assignment Agreement, respectively, which are filed as Exhibits 99.6 and 99.7, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Amendment to License Agreement

As a condition to entering into the Merger Agreement, Parent required that St. James Associates, L.P. (“St. James”) agree to amend various provisions of the amended and restated sale and license agreement dated January 1, 2006 between St. James and the Company (the “License Agreement”).  Mr. Stillman and an unrelated party are the general partners of St. James.  In order to effectuate this amendment, the consent of both general partners was required.  On May 6, 2007 Parent and St. James entered into a letter agreement (the “Letter Agreement”), pursuant to which the License Agreement will be  amended effective on the closing of the Merger to effectuate the following:

•                  Parent has agreed to open at least two new Smith & Wollensky restaurants and to open or make advance payments of additional royalty payments for two additional such restaurants within six years;

•                  St. James will eliminate the 1% royalty fee on all restaurant and non-restaurant sales at any steakhouse owned or operated by Parent or its affiliates if such restaurant does not use the Smith & Wollensky name, provided such royalty will continue to be payable unless Parent has fulfilled its build-out obligations;

•                  St. James agreed to eliminate the posting by assignees of a letter of credit in connection with the assignment of the License Agreement;

•                  if the management services agreement relating to Patina’s management of the Smith & Wollensky restaurants located outside of New York City is terminated or if neither Patina nor Messrs. Valenti and Splichal are in charge of the management of such restaurants, provisions were added relating to a successor licensee; and

•                  St. James agreed to other technical amendments.

In the Letter Agreement, Parent represented and warranted, among other things, that:

•                  Parent is beneficially owned by Fortunato N. Valenti, Joachim Splichal, Bunker Hill Capital, L.P. and Bunker Hill Capital (QP), L.P.;

•                  Valenti and Splichal serve as officers of Parent;

•                  Valenti is the Manager and Splichal is a senior executive of Patina; and

•                  at or prior to the closing of the Merger, Patina will enter into a five year management services agreement with the Company with respect to the restaurants owned by the Company and located outside of the City of New York.

Based on Patina’s representations to St. James that Patina is a reputable restaurant operator that has managed high quality fine dining restaurants continuously for at least five years and that Patina is a nationally known reputable company active in the food service business, St. James acknowledged that the Merger Agreement is expressly permitted by the License Agreement.  In addition, effective on the closing of the Merger, the management agreement dated May 1, 2001 between St. James and the Company relating to the management of the Smith & Wollensky restaurant in New York will be assigned to Mr. Stillman or an entity controlled by him.

The foregoing is a summary of the Letter Agreement and is qualified in its entirety by the Letter Agreement, which is filed as Exhibit 99.8 to this Current Report on Form 8-K and incorporated herein by reference.

Additional Information About the Merger and Where to Find It

In connection with the proposed Merger, the Company will file a proxy statement and other materials with the Securities and Exchange Commission (the “SEC”). WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED MERGER. Investors will be able to obtain free copies of the proxy statement (when available) as well as other filed documents containing information about the Company at http://www.sec.gov, the SEC’s Web site. Free copies of the Company’s SEC filings are also available on the Company’s Web site at www.smithandwollensky.com.   The information contained in, and that can be

accessed through, the Company’s Web site is not incorporated into and does not form a part of this Current Report on Form 8-K.

Participants in the Solicitation

The Company and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed Merger. Information regarding the officers and directors of the Company is included in the Company’s Form 10-K/A filed with the SEC on May 1, 2007. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed Merger.

Forward-Looking Statements

This Current Report and the exhibits furnished herewith contain forward-looking statements. These forward-looking statements include statements regarding expectations as to the completion of the Merger and the other transactions contemplated by the Merger Agreement. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from those referred to in the forward-looking statements. Such risks include, but are not limited to, the ability of the parties to the Merger Agreement to satisfy the conditions to closing specified in the Merger Agreement. More information about the Company and other risks related to the Company are detailed in the Company’s most recent annual report on Form 10-K for the fiscal year ended January 1, 2007 filed with the SEC on April 2, 2007, and its quarterly reports on Form 10-Q and current reports on Form 8-K as filed with the SEC. The Company does not undertake an obligation to update forward-looking statements.

Item 9.01               Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
2.1

Amended and Restated Agreement and Plan of Merger, dated May 6, 2007, by and among Project Grill, LLC, a Delaware limited liability company (“Parent”), SWRG ACQUISITION SUB, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and The Smith & Wollensky Restaurant Group, Inc., a Delaware corporation (the “Company”)*

99.1	Assignment and Assumption Agreement, dated May 6, 2007, by and between Patina Restaurant Group, LLC (“Patina”), SWRG HOLDINGS, Inc., Parent and Merger Sub
99.2

Agreement, dated February 26, 2007, between Patina and Alan Stillman (the “Original Stillman Agreement”) (incorporated by reference to Exhibit 99.1 of the Company’s Form 8-K filed with the SEC on February 28, 2007)

99.3

Letter agreement, dated April 27, 2007, amending the Original Stillman Agreement (incorporated by reference to Exhibit 1 to the Schedule 13D/A filed with respect to the Company by Alan N. Stillman on May 9, 2007, SEC File No. 5-61691 (the “Stillman 13D/A”))

99.4	Letter agreement, dated May 6, 2007, amending the Original Stillman Agreement (incorporated by reference to Exhibit 2 to the Stillman 13D/A)
99.5	Letter agreement, dated May 6, 2007, amending the Original Stillman Agreement (incorporated by reference to Exhibit 2 to the Stillman 13D/A)
99.6

Voting Agreement, dated February 26, 2007, among Patina and certain holders of Common Stock of the Company (incorporated by reference to Exhibit 99.2 of the Company’s Form 8-K filed with the SEC on February 28, 2007)

99.7	Consent to and Acknowledgement of Assignment, dated April 25, 2007 (incorporated by reference to Exhibit 3 to the Stillman 13D/A)
99.8

Letter Agreement, dated May 6, 2007, relating to proposed amendments to Amended and Restated Sale and License Agreement dated as of January 1, 2006, by and between St. James Associates, L.P. and the Company (incorporated by reference to Exhibit 4 to the Stillman 13D/A)

*                    Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SMITH & WOLLENSKY RESTAURANT GROUP, INC.

By:	/s/ Samuel Goldfinger

Name:	Samuel Goldfinger
Title:	Chief Financial Officer

Date: May 10, 2007

Exhibit Index

Exhibit No.	Description
2.1

Amended and Restated Agreement and Plan of Merger, dated May 6, 2007, by and among Project Grill, LLC, a Delaware limited liability company (“Parent”), SWRG ACQUISITION SUB, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and The Smith & Wollensky Restaurant Group, Inc., a Delaware corporation (the “Company”)*

99.1	Assignment and Assumption Agreement, dated May 6, 2007, by and between Patina Restaurant Group, LLC (“Patina”), SWRG HOLDINGS, Inc., Parent and Merger Sub
99.2

Agreement, dated February 26, 2007, between Patina and Alan Stillman (the “Original Stillman Agreement”) (incorporated by reference to Exhibit 99.1 of the Company’s Form 8-K filed with the SEC on February 28, 2007)

99.3

Letter agreement, dated April 27, 2007, amending the Original Stillman Agreement (incorporated by reference to Exhibit 1 to the Schedule 13D/A filed with respect to the Company by Alan N. Stillman on May 9, 2007, SEC File No. 5-61691 (the “Stillman 13D/A”))

99.4	Letter agreement, dated May 6, 2007, amending the Original Stillman Agreement (incorporated by reference to Exhibit 2 to the Stillman 13D/A)
99.5	Letter agreement, dated May 6, 2007, amending the Original Stillman Agreement (incorporated by reference to Exhibit 2 to the Stillman 13D/A)
99.6

Voting Agreement, dated February 26, 2007, among Patina and certain holders of Common Stock of the Company (incorporated by reference to Exhibit 99.2 of the Company’s Form 8-K filed with the SEC on February 28, 2007)

99.7	Consent to and Acknowledgement of Assignment, dated April 25, 2007 (incorporated by reference to Exhibit 3 to the Stillman 13D/A)
99.8

Letter Agreement, dated May 6, 2007, relating to proposed amendments to Amended and Restated Sale and License Agreement dated as of January 1, 2006, by and between St. James Associates, L.P. and the Company (incorporated by reference to Exhibit 4 to the Stillman 13D/A)

*                    Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.